As filed with the Securities and Exchange Commission on July 2, 2014

Registration No. 333 - __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Defiance Financial Corp.

(Exact name of registrant as specified in its Charter)

Ohio	34-1803915
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

601 Clinton Street, Defiance, Ohio	43512
(Address of Principal Executive Offices)	(Zip Code)

First Defiance Financial Corp.

Employee Investment Plan

(Full title of the plan)

Donald P. Hileman, President and CEO

First Defiance Financial Corp.

601 Clinton Street

Defiance, Ohio 43512
(Name and address of agent for service)

(419) 782-5015
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum Aggregate offering price	Amount of registration fee
Common Shares, $.01 par value	50,000	$27.94	$1,397,000	$179.93

(1) The Registrant previously registered the shares that may be issued pursuant to its Employee Investment Plan on September 1, 2000 by filing a Registration Statement on Form S-8 (File No. 333-45142). This filing is made solely to register 50,000 additional shares which may be issued pursuant to the Registrant’s Employee Investment Plan.

(2) Estimated solely for the purpose of computing the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $27.94 per share, which is the average of the high and low price as of June 26, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by First Defiance Financial Corp. (the “Registrant”), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 50,000 additional common shares, par value $0.01 per share (the “Common Shares”) issuable pursuant to the Registrant’s Employee Investment Plan (the “Plan”). The Common Shares issuable under the Plan have been previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-45142), as filed with the Securities and Exchange Commission on September 1, 2000 and the information contained therein is incorporated herein by reference.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2014;

(b)	the Registrant’s Registration Statement on Form S-8 (File No. File No. 333-45142 filed with the Commission on September 1, 2000;

(c)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	The description of the Registrant’s common shares contained in Registrant’s Registration Statement on Form S-1 (File No. 33-93354), filed with the Commission on June 9, 1995, with any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

ITEM 8.  Exhibits.

See the Exhibit Index attached hereto.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on July 2, 2014.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Kevin T. Thompson
Kevin T. Thompson, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Small*	Chairman of the Board	July 2, 2014
William J. Small

/s/ Donald P. Hileman	Director, President and	July 2, 2014
Donald P. Hileman	Chief Executive Officer

/s/ Kevin T. Thompson	Chief Financial Officer and	July 2, 2014
Kevin T. Thompson	Executive Vice President and
(principal accounting officer)

/s/ James L. Rohrs	Director, Executive Vice	July 2, 2014
James L. Rohrs	President

/s/ Stephen L. Boomer*	Director, Vice Chairman	July 2, 2014
Stephen L. Boomer

/s/ John L. Bookmyer*	Director	July 2, 2014
John L. Bookmyer

/s/ Peter A. Diehl*	Director	July 2, 2014
Peter A. Diehl

/s/ Barb A. Mitzel*	Director	July 2, 2014
Barb A. Mitzel

/s/ Jean A. Hubbard*	Director	July 2, 2014
Jean A. Hubbard

/s/ Samuel S. Strausbaugh*	Director	July 2, 2014
Samuel S. Strausbaugh

	Director	July 2, 2014
Douglas A. Burgei

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as Exhibit 24.

/s/ Donald P. Hileman	Attorney-in-Fact	July 2, 2014
Donald P. Hileman

EXHIBIT INDEX

Exhibit No.	Description	Location

4.1	First Defiance Financial Corp. Employee Investment Plan	Incorporated herein by reference to Exhibit 4.1 in the Registrant’s Form S-8 (File No. 333-45142).

4.2	Articles of Incorporation	Incorporated herein by reference to Exhibit 3.1 in the Registrant’s Form S-1 (File No. 33-93354).

4.3	Amendment to Articles of Incorporation	Incorporated herein by reference to Exhibit 3 in the Registrant’s Form 8-K filed December 8, 2008 (Film No. 081236105).

4.4	Code of Regulations	Incorporated herein by reference to Exhibit 3.2 in the Registrant’s Form S-1 (File No. 33-93354).

5	Opinion of Vorys, Sater, Seymour and Pease LLP as to legality	Included herewith.

23.1	Consent of Crowe Horwath LLP	Included herewith.

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included herewith in Exhibit 5.

24	Limited Power of Attorney	Included herewith.